Exhibit 10.02a

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”) is made by and between Monro, Inc., a New York corporation with its principal executive offices at 200 Holleder Parkway, Rochester, New York 14615 (the “Company”) and _____________________ (the “Grantee”).

The parties hereby agree as follows:

1. Grant of Restricted Stock Units.  Pursuant to the terms of the Company’s 2007 Stock Incentive Plan, as amended and restated (the “Plan”), the Company hereby grants to the Grantee, as of ______________________ (the “Date of Grant”), an award of Restricted Stock Units covering ___________ shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), subject to the further conditions contained herein (the “RSUs”).

1. Vesting and Payment.
(a) Subject to the Grantee’s continued employment with the Company, the RSUs shall vest in accordance with the following schedule:

Time from Date of GrantPercent Vested

One Year25%

Two Years50%

Three Years75%

Four Years100%

(b) Subject to the Plan, except as expressly determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”) in its sole discretion, the unvested portion of the Grantee’s RSUs shall terminate upon the Grantee’s termination of employment with the Company for any reason.  Notwithstanding the foregoing, in the event of the death of the Grantee, the unvested portion of the RSUs shall become fully vested.

(c) Vested RSUs shall be paid in shares of Common Stock promptly following the applicable vesting, but not later than sixty (60) days thereafter.

2. Dividend Equivalents.  Prior to the payment or forfeiture of the Grantee’s RSUs, there shall be accrued on the RSUs an amount equivalent to the regular cash dividends paid, if any, on the shares of Common Stock covered by the RSUs.  In the event of the vesting and payment of the RSUs, the dividend equivalents accrued on such vested RSUs, less any amounts that the Company determines are required to be withheld therefrom under Section 4, shall be paid at the time that the related vested RSUs are paid to the Grantee.  In the event of the forfeiture or cancellation of all or a portion of the RSUs, the dividend equivalents accrued on the portion of the RSUs that is forfeited shall also be forfeited.

3. Tax Withholding.  The Company shall have the right to require that an amount sufficient to satisfy federal, state and local withholding tax requirements be remitted to the Company, or the Company may deduct from payments of the RSUs (or any dividend equivalents) amounts sufficient to satisfy all withholding tax requirements.  The Committee may, in its sole discretion, permit a Grantee to satisfy his or her minimum statutory tax withholding obligation, subject to the terms and conditions established by the Committee, by:  (i) surrendering shares of Common Stock owned by the Grantee having a fair market value equal to the amount of such taxes; (ii) directing the Company to withhold shares of Common Stock otherwise issuable to the Grantee in payment of the RSUs having a fair market value equal to the amount of such taxes; (iii) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the amount of such taxes; (iv) such other method approved by the Committee; or (v) any combination of the foregoing methods.

4. No Stockholder Rights.  Until the shares of Common Stock from the payment of the RSUs have been issued to the Grantee, the Grantee shall have no rights of a stockholder of the Company with respect to the shares of Common Stock covered by the RSUs, and in particular shall not be entitled to vote the covered shares of Common Stock or to receive any dividends paid or made with respect to the shares of Common Stock covered by the RSUs (other than any dividend equivalents under Section 3).

5. Transferability.  The RSUs may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise) other than by will or the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

6. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company and any executor, administrator, legal representative, legatee or distributee entitled by law to exercise the Grantee’s rights hereunder.

7. Stock Incentive Plan.  The Grantee hereby agrees to all the terms and provisions of the Plan and any future amendments thereto, which are expressly incorporated into the Agreement and made a part hereof as if printed herein; provided, that no modification or amendment of the Plan may, without the consent of the Grantee, adversely affect the rights of the Grantee under the Agreement.  A current copy of the Plan will be provided to the Grantee by the Company at any time and without charge, upon request.  Capitalized terms not otherwise defined in this Agreement shall have the same meaning as in the Plan.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

8. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

9. Clawback.  Notwithstanding anything in the Plan or in this Agreement to the contrary, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the “Clawback Requirements”), the Company will be entitled to recoup compensation of whatever kind paid under the Plan and this Agreement at any time, in accordance with the Clawback Requirements and any policy adopted by the Company pursuant to the Clawback Requirements.  This could require the Grantee to return to the Company, or forfeit if not yet paid, the RSUs and the proceeds from the payment of the RSUs (including any dividend equivalents), in order to comply with the Clawback Requirements and any policy adopted by the Company pursuant to the Clawback Requirements.

10. Amendment.  The terms of the Agreement may be amended from time to time by the Committee, in its sole discretion, in any manner that the Committee deems necessary or appropriate; provided, however, that no such amendment shall adversely affect in a material manner any right of the Grantee under the Agreement without the written consent of the Grantee.

11. Adjustment Upon Changes in Capitalization.  In the event of any change in the outstanding shares of Common Stock after the Date of Grant by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any transaction similar to the foregoing, to prevent dilution or enlargement of the Grantee’s rights under the Agreement, the Committee without liability to any person shall make such substitution or adjustment, as to (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Agreement and/or (ii) any other affected terms of the Agreement, as the Committee, in its sole discretion, deems equitable or appropriate.

12. Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. No Right to Continued Employment.  Nothing in the Plan or in this Agreement, nor the grant of the RSUs, shall confer upon the Grantee any right to continue in the employment of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or this Agreement or interfere with or limit the right of the Company to modify the terms of or terminate such Grantee’s employment at any time.

14. Notices.  Notices required or permitted to be made under the Plan or this Agreement shall be sufficiently made if personally delivered to the Grantee or sent by regular mail addressed:  (i) to the Grantee at the Grantee’s address as set forth in the books and records of the Company; or (ii) to the Company or the Committee at the principal office of the Company clearly marked “Attention:  Compensation Committee.”

15. Section 409A.  The RSUs and any dividend equivalents granted under this Agreement are intended to be exempt from the requirements of Section 409A of the Code, and the official guidance issued thereunder (collectively, “Section 409A”) under the short-term deferral exception thereto, and the Plan and this Agreement will be interpreted in a manner consistent with that intent.  Notwithstanding the foregoing, the Company and its subsidiaries make no representations that the RSUs or any dividend equivalents, or the grant, vesting or payment thereof provided under this Agreement comply with or are exempt from Section 409A, and in no event shall the Company or its subsidiaries be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Grantee on account of non-compliance with Section 409A.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Grantee has hereunto set his hand, as of the _____ day of ___________________.

GRANTEE:MONRO, INC.

__________________________________By:______________________________________

Michael T. Broderick, President and Chief Executive Officer